As filed with the Securities and Exchange Commission on September 26, 2017
                                                  Registration Number 333-205148

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER
 THE SECURITIES ACT OF 1933

AOXING PHARMACEUTICAL COMPANY, INC. (Exact name of registrant as specified in its charter)

Florida	65-0636168
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

ZHENJIANG YUE, CHAIRMAN
Aoxing Pharmaceutical Company, Inc.
1098 Foster City Blvd., Suite 106-810
Foster City, CA 94404
 (646) 367-1747

(Address and telephone number of Registrant's principal executive offices and name of agent for service of process.)
_________________________________

Copy to

ROBERT BRANTL, ESQ.
52 Mulligan Lane
Irvington, NY 10533
Attorney for Issuer
(914) 693-3026
(914) 693-1807 (fax)
_________________________________

Approximate date of com mencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following   box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check One)
Large accelerated filer__ Accelerated filer__  Non-accelerated filer__  Smaller reporting company   X
Emerging growth company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.__

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-205148) is filed by Aoxing Pharmaceutical Company, Inc. to terminate the offering of common stock, preferred stock, warrants and debt securities with a total value of up to $50,000,000 (the
 "Securities") previously registered under the Registration Statement. As of the date hereof, 2,352,941 shares of common stock and 1,905,883 common stock purchase warrants have been sold under the Registration Statement for an aggregate purchase price of $3,000,000. No other Securities have been sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Foster City and the State of California on the 26th day of September, 2017.

AOXING PHARMACEUTICAL COMPANY, INC.

By: /s/ Zhenjiang Yue
       Zhenjiang Yue, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on September 26, 2017.

/s/ Zhenjiang Yue
Zhenjiang Yue, Director, Chief Executive Officer
/s/ Guoan Zhang
Guoan Zhang Chief Financial and Chief Accounting Officer
*
Jun Min, Director

*
Guozhu Xu, Director
*
Yang Li, Director
/s/ Yuelin Zhang
Yuelin Zhang, Director

*   Zhenjiang Yue signs this Post-Effective Amendment No. 1 on behalf of the above-named directors pursuant to powers of attorney signed by said directors and filed with the Securities and Exchange Commission.

/s/ Zhenjiang Yue
     Zhenjiang Yue